Exhibit
107.1
Calculation of Filing Fee Table
FORM
S-3ASR
(Form Type)
Bath & Body Works, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.50 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, $1.00 par value per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r) (3)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.
(3)	No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.
(4)	The warrants covered by this registration statement may be warrants for debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights.

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